[EXECUTION
COUNTERPART]


CONSENT AND SECOND AMENDMENT


                   CONSENT AND SECOND AMENDMENT AGREEMENT dated as of September 28, 1998 among SEQUA CORPORATION (the "Borrower"), the
Lenders party hereto and THE CHASE MANHATTAN BANK, as
Administrative Agent (in such capacity, the "Administrative
Agent").

                   The Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement dated as of October 10, 1997
(as heretofore amended, the "Credit Agreement") providing, subject to the terms and conditions thereof, for loans to be made by said Lenders to the Borrower in an aggregate principal amount not exceeding $150,000,000.

                   To permit the Borrower to consummate the Sequa Chemicals Sale referred to below and enter into the Receivables Agreements referred to below, the parties wish to amend the Credit Agreement as hereinafter provided, and the Required Lenders (as defined in the Credit Agreement) have consented to such amendment. Accordingly, the Administrative Agent, acting with the written consent of the Required Lenders, and the Borrower hereby agree as follows:


                   SECTION 1. DEFINITIONS. Except as otherwise defined in this Second Amendment, terms defined in the Credit Agreement have the same respective meanings when used herein. In addition, the following terms have the following meanings specified below:


          "RECEIVABLES AGREEMENTS" means (1) the Receivables Purchase Agreement dated as of November 13, 1998 among Sequa Receivables Corp., the Borrower as initial servicer, Liberty Street Funding
Corp. as issuer and The Bank of Nova Scotia as administrator and
(2) the Purchase and Sale Agreement dated as of November 13, 1998 among the Originators named therein, Sequa Receivables Corp. and the Borrower, each as from time to time amended or supplemented; PROVIDED, that with respect to performance requirements or restrictions placed on the Borrower and its Subsidiaries by the terms thereof and Liens granted on the assets of the Borrower or its Subsidiaries pursuant thereto, after giving effect to any such amendment or supplement, the terms of such Receivables
Agreement shall be (a) no more restrictive or extensive than its terms on the date hereof and

(b) no more restrictive or extensive than, or not (in the judgment of the Required Lenders) materially different from, the terms of the Amended and Restated Receivables Purchase Agreement dated as of June 24, 1993 (as in effect on the date hereof) among Sequa Receivables Corp., the Borrower, certain financial institutions party thereto and Chemical Bank.

          "SEQUA CHEMICALS SALE" means the sale by the Borrower of substantially all the business and assets of Sequa Chemicals, Inc., and including the shares of stock of Sequa Chemicals S.A., to GenCorp Inc. on substantially the terms set forth in the letter of intent dated July 9, 1998, as in effect on the date hereof.



                    SECTION 2.  CONSENT; RELEASE OF GUARANTY.


          (a) Effective on the Effective Date, notwithstanding anything in the Credit Agreement to the contrary, the Administrative Agent, acting with the written consent of the Required Lenders, hereby agrees that the Borrower may (1) consummate the Sequa Chemicals Sale and (2) enter into and perform its obligations under the Receivables Agreements.

          (b) Effective upon the consummation of the Sequa Chemicals Sale, the Administrative Agent hereby releases Sequa Chemicals from its guaranty obligations under Article III of the Credit
Agreement in accordance with Section 10.02(b) of the Credit
Agreement.


                    SECTION 3. AMENDMENTS. Effective as of the date hereof, but subject to Section 4 hereof, the Administrative
Agent, acting with the written consent of the Required Lenders, and the Borrower agree that (i) the definition of "Receivables Purchase Agreement" in Section 1.01 of the Credit Agreement is deleted and replaced in its entirety with the definition of "Receivables Agreements" set forth in Section 1 of this Consent and Second Amendment and (ii) each reference in the Credit
Agreement to "Receivables Purchase Agreement" is replaced in its entirety with the phrase "Receivables Agreements".


                    SECTION 4. CONDITIONS TO EFFECTIVENESS. This Consent and Second Amendment shall become effective on the date (the
"Effective Date") on which each of the following conditions has been satisfied: (i) this Consent and Second Amendment has been duly executed and delivered by the parties hereto and (ii) the

Administrative Agent shall have received an opinion of the Borrower's counsel in form and substance satisfactory to the Administrative Agent confirming (a) the due authorization, execution and delivery by the Borrower of this Consent and Second Amendment and (b) the legality, validity, binding effect and enforceability hereof and of the Credit Agreement as amended hereby.


                    SECTION 5.  RATIFICATION.   The Borrower hereby
represents and warrants to the Administrative Agent for the benefit of the Lenders, as of the date hereof, that (I) the execution, delivery and performance by the Borrower of this Consent and Second Amendment have been duly authorized by all necessary corporate action on its part and do not contravene any applicable law or regulation or any contractual provision applicable to it or require any consent or approval of any Governmental Authority, (ii) this Consent and Second Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, (iii) the representations and warranties set forth in Article IV of the Credit Agreement are on the date hereof true and complete as if made on and as of such date and as if as of the date hereof and
(iv) no Default has occurred and is continuing, or will have occurred and be continuing, under the terms of the Credit Agreement, as amended hereby and after giving effect to the Sequa Chemicals Sale. Except as specifically amended hereby, the Credit Agreement and each other Loan Document are in all respects ratified and confirmed and shall remain unchanged and in full force and effect. From and after the date hereof, all references in the Credit Agreement and in any other related document to "this Agreement", "the Credit Agreement" and words of like import shall be deemed to refer to the Credit Agreement as amended hereby.


      SECTION 5. MISCELLANEOUS. This Consent and Second Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Consent and Second Amendment by signing any such counterpart.
This Consent and Second Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

                    IN WITNESS WHEREOF, the parties hereto have caused this Consent and Second Amendment to be duly executed and delivered as of the day and year first above written.

                                         SEQUA CORPORATION


                                         By: _________________________
                                         Title:



                                         THE CHASE MANHATTAN BANK,
                                           as Administrative Agent

                                         By: _________________________
                                         Title:




ACKNOWLEDGED:

SEQUA CHEMICALS, INC.
CASCO INVESTORS CORPORATION
CHROMALLOY AMERICAN CORPORATION
CHROMALLOY GAS TURBINE CORPORATION
CASCO PRODUCTS CORPORATION
SEQUA FINANCIAL CORPORATION
ATLANTIC RESEARCH CORPORATION


By:       _________________________
Name:
Title: